Exhibit 99.1

NEWS RELEASE

SANDRIDGE ENERGY, INC. ANNOUNCES ENROLLMENT HAS OPENED FOR PREVIOUSLY ANNOUNCED DIVIDEND REINVESTMENT PLAN FOR STOCKHOLDERS

Oklahoma City, Oklahoma, September 8, 2025 / PRNewswire / -- SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced that enrollment has opened for stockholders interested in participating in the Company’s previously announced Dividend Reinvestment Plan (“DRIP”), which provides stockholders with a convenient and cost-effective way to reinvest cash dividends into additional shares of common stock.

The DRIP, administered by Equiniti Trust Company, LLC, allows eligible stockholders to automatically reinvest dividends paid on their shares of SandRidge common stock. Participation in the DRIP is entirely voluntary, and stockholders may enroll at any time. Those who choose not to participate will continue to receive cash dividends, if and when declared by the Company.

Under the terms of the DRIP, dividends will be reinvested in additional shares of SandRidge common stock, which may be acquired directly from the Company, in the open market, or through privately negotiated transactions, at the Company’s discretion. Shares purchased directly from the Company will be issued at the closing price on the New York Stock Exchange on the dividend payment date. If shares are purchased in the open market, the price will be the volume weighted average price paid for all shares purchased for the DRIP on the relevant date, excluding fees and commissions.

Stockholders interested in participating in the DRIP or seeking additional information may contact Equiniti Trust Company, LLC, the Plan Administrator, at (800) 278-4353 or https://equiniti.com/us/ast-access/individuals.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development and acquisition of oil and gas properties. Its primary area of operations is the Mid-Continent region in Oklahoma, Texas, and Kansas. Further information can be found at www.sandridgeenergy.com.

Contact Information

Investor Relations

SandRidge Energy, Inc.

1 E. Sheridan Ave. Suite 500

Oklahoma City, OK 73104

investors@sandridgeenergy.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, including annual guidance, except as required by law.